As filed with the Securities and Exchange Commission on March 28, 2002
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             INTER-TEL INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

           ARIZONA                                    1615 SOUTH 52ND STREET                              86-0220994
(State or Other Jurisdiction of                          Tempe, Az 85281                               (I.R.S. Employer
 Incorporation or Organization)              (Address of Principal Executive Offices)                Identification Number)

              INTER-TEL, INCORPORATED 1997 LONG-TERM INCENTIVE PLAN
                          ACQUISITION STOCK OPTION PLAN
                            (Full Title of the Plans)

                                Steven G. Mihaylo
         Chairman of the Board of Directors and Chief Executive Officer
                             INTER-TEL INCORPORATED
                             1615 South 52nd Street
                                 Tempe, AZ 85281
                     (Name and Address of Agent for Service)

                                 (480) 449-8900
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:

                               Robert G. Day, Esq.
                               Caine T. Moss, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                                               CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                              AMOUNT TO        OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED       BE REGISTERED (1)        SHARE (2)                PRICE           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value,
  to be issued under the:
Inter-Tel, Incorporated 1997 Long Term
  Incentive Plan......................         1,854,161             $17.05             $31,613,445.05          $2,908.44
Acquisition Stock Option Plan.........           150,000             $17.05             $ 2,557,500.00          $  235.29
-----------------------------------------------------------------------------------------------------------------------------
TOTALS................................         2,004,161             $17.05             $34,170,945.05          $3,143.73
=============================================================================================================================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, (the "Securities Act") this registration statement is deemed to include additional shares of the Registrant's common stock to be offered or issued pursuant to the anti-dilution provisions of the plan listed above.
(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on the price of $17.05 per share, which was the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on March 27, 2002 (the "Market Price").

================================================================================

                             INTER-TEL, INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Inter-Tel Incorporated (the "Registrant") previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on or about March 12, 2001 (SEC File No. 33-56872) (the "Previous Form S-8"). The Previous Form S-8 was filed in connection with the Registrant's Acquisition Stock Option Plan. This Registration Statement registers additional shares of the Registrant's Common Shares to be issued pursuant to the Acquisition Stock Option Plan (the "Plan"). The contents of the Previous Form S-8, including periodic reports that the Company filed, or to be filed, after the previous S-8, to maintain current information about the Company, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC"):

          (a) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated February 26, 1982, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          (b) The Company's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2001 filed with the SEC on March 25, 2002.

          (c) The Company's Quarterly Reports on Form 10-Q filed with the SEC for the fiscal quarter ended March 31, 2001, June 30, 2001 and September 30, 2001.

          (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemded to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemded to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Restated Articles of Incorporation limit, to the maximum extent permitted by Arizona law, the personal liability of our directors for monetary damages for breach of their fiduciary duties as a director. Our Restated Articles of Incorporation provide that we shall indemnify our officers and directors to the fullest extent permitted by law, subject to certain exceptions. We have entered into indemnification agreements with our officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Arizona Revised Statutes. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct, gross negligence or other conduct proscribed by the Arizona Revised Statutes), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. We believe that these agreements are necessary to attract and retain qualified persons as directors and officers.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of ours where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim or such indemnification.

     We currently maintain directors' and officers' liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Inter-Tel pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Exhibit
     Number
     ------
      4.1      Inter-Tel, Incorporated 1997 Long-Term Incentive Plan, as amended
      5.1      Opinion of John L. Gardner, General Counsel
      23.1     Consent of Independent Auditors
      23.2     Consent of Counsel (contained in Exhibit 5.1)
      25.1     Power of Attorney (See page 4)


ITEM 9. UNDERTAKINGS.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a report by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 27th day of March, 2002.

                                      INTER-TEL, INC.


                                      By: /s/ Kurt R. Kneip
                                          --------------------------------------
                                          Kurt R. Kneip


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kurt R. Kneip and John L. Gardner, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                         TITLE                      DATE
          ---------                         -----                      ----

     /s/ Steven G. Mihaylo         Chairman of the Board,         March 27, 2002
-------------------------------    President and Chief
       Steven G. Mihaylo           Executive Officer

        /s/ Norman Stout           Executive Vice President       March 27, 2002
-------------------------------    and Chief Administrative
          Norman Stout             Officer

      /s/ Craig W. Rauchle         Executive Vice President       March 27, 2002
-------------------------------    and Chief Operating
        Craig W. Rauchle           Officer

       /s/ Kurt R. Kneip           Chief Financial Officer        March 27, 2002
-------------------------------
         Kurt R. Kneip

     /s/ J. Robert Anderson        Director                       March 27, 2002
-------------------------------
       J. Robert Anderson

      /s/ Jerry W. Chapman         Director                       March 27, 2002
-------------------------------
        Jerry W. Chapman

         /s/ Gary Edens            Director                       March 27, 2002
-------------------------------
           Gary Edens

      /s/ C. Roland Haden          Director                       March 27, 2002
-------------------------------
        C. Roland Haden

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                         DESCRIPTION
------                         -----------
 4.1           Inter-Tel, Incorporated 1997 Long-Term Incentive Plan, as amended
 5.1           Opinion of John L. Gardner, General Counsel
 23.1          Consent of Independent Auditors
 23.2          Consent of Counsel (contained in Exhibit 5.1)
 25.1          Power of Attorney (See page 4)